As Filed with the Securities and Exchange Commission on May 29, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARRAY BIOPHARMA INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	84-1460811 (IRS Employer Identification No.)

3200 Walnut Street
Boulder, Colorado 80301
(303) 381-6600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert E. Conway
Chief Executive Officer
Array BioPharma Inc.
3200 Walnut Street
Boulder, Colorado 80301
(303) 381-6600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Carin M. Kutcipal
Hogan & Hartson L.L.P.
1470 Walnut Street, Suite 200
Boulder, Colorado 80302
(720) 406-5300

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

☐  Large accelerated filer   ☒  Accelerated filer

☐ Non-accelerated filer  ☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common stock, $0.001 par value per share(1)	7,000,000(2)	$5.92	$41,440,000	$1,629

(1)   Includes shares of common stock issuable upon the exercise of warrants, upon the redemption of those warrants following certain major transactions and events of default, and upon the occurrence of certain events specified in the warrants. Pursuant to Rule 416 under the Securities Act, this Registration Statement also includes such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)   Each share of the registrant’s common stock being registered hereunder, if issued prior to the termination by the registrant of its Rights Agreement, dated August 2, 2001, includes Series A Junior Participating Preferred Stock purchase rights. Prior to the occurrence of certain events, the Series A Junior Participating Preferred Stock purchase rights will not be exercisable or evidenced separately from the registrant’s common stock.

(3)   Calculated in accordance with Rule 457 of the Securities Act of 1933. The price per share and aggregate offering price are based on the average of the high and low prices of the registrant’s common stock on May 27, 2008, as reported on the Nasdaq Global Market.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

Subject to Completion

Preliminary Prospectus Dated May 29, 2008

7,000,000 Shares

ARRAY BIOPHARMA INC.

COMMON STOCK

This prospectus relates to the offer and sale of up to 7,000,000 shares of our common stock by the selling security holders listed on page 3, including their transferees, pledgees or donees or their respective successors, which includes shares of our common stock issuable upon the exercise of warrants to purchase shares of common stock, upon the redemption of those warrants following certain major transactions and events of default, and upon the occurrence of certain events specified in the warrants.  We are registering these shares on behalf of the selling security holders, to be offered and sold by them from time to time.

We will not receive any proceeds from any resale of the shares of common stock being offered by this prospectus.  The selling security holders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices.  We provide more information about how the selling security holders may sell their shares of common stock in the section entitled “Plan of Distribution” on page 3.  We will not be paying any underwriting discounts or commissions in this offering.

Our common stock is listed on the Nasdaq Global Market and traded under the symbol “ARRY.”  On May 27, 2008, the last reported sale price for our common stock was $6.03 per share.

An investment in our securities involves a high degree of risk.  You should carefully consider the “Risk Factors” referenced on page 1 that are incorporated by reference in this prospectus from our most recent annual report on Form 10-K and our other filings made with the Securities and Exchange Commission or that may be contained in any supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is              .

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, selling security holders may from time to time sell the securities described in this prospectus in one or more offerings.

You should read this prospectus and the information and documents incorporated by reference carefully.  Such documents contain important information you should consider when making your investment decision.  See “Incorporation of Certain Information by Reference” on page 5.

You should rely only on the information provided in this prospectus or documents incorporated by reference into this prospectus.  We have not, and the selling security holders have not, authorized anyone to provide you with different information.  These documents do not contain an offer to sell or solicitation of an offer to buy the securities in any circumstance in which the offer or solicitation is unlawful.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

References in this prospectus to “Array,” “the company,” “we,” “our” or “us” refer to Array BioPharma Inc.  Our trademarks include the Array BioPharma logo and the terms “ARRAY BIOPHARMA,” “ARRAY BIOPHARMA THE DISCOVERY RESEARCH COMPANY,” “TURNING GENOMICS INTO BREAKTHROUGH DRUGS,” “OPTIMER,” and “ARRAY DISCOVERY PLATFORM.”  Other trademarks and trade names appearing in this prospectus are the property of the holders of such trademarks and trade names.

i

SPECIAL NOTE REGARDING
FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements that are not descriptions of historical facts are forward-looking statements, based on management’s estimates, assumptions and projections that are subject to risks and uncertainties.  These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should” or “anticipates” or similar terminology.

These statements involve significant risks and uncertainties, including those discussed below and those described more fully in other reports filed by Array with the SEC.  Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements.  These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research efforts and to create effective, commercially viable drugs, our ability to achieve and maintain profitability, the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities, our ability to out-license our proprietary candidates on favorable terms, risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates, the ability of our collaborators and of Array to meet objectives tied to milestones and royalties, our ability to attract and retain experienced scientists and management and the risk factors set forth under the caption “Risk Factors” in our most recent annual report on Form 10-K as filed with the SEC, and any amendments thereto we file with the SEC, and in any supplements to this prospectus.  The forward-looking statements contained herein represent our judgment as of the date of this prospectus.  We undertake no duty or obligation to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

ii

SUMMARY

This summary may not contain all the information that may be important to you.  You should read the entire prospectus, including the financial data and related notes, risk factors and other information incorporated by reference in this prospectus, before making an investment decision.

Our Business

Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat debilitating and life-threatening diseases.  Our proprietary drug development pipeline is primarily focused on the treatment of cancer and inflammatory disease and includes clinical candidates that are designed to regulate therapeutically important target proteins.  In addition, leading pharmaceutical and biotechnology companies partner with Array to discover and develop drug candidates across a broad range of therapeutic areas.

The mailing address and telephone number of our principal executive offices are 3200 Walnut Street, Boulder, Colorado 80301, (303) 381-6600.

The Offering

The selling security holders named in this prospectus may offer up to 7,000,000 shares of our common stock, which includes shares of our common stock issuable upon the exercise of warrants to purchase shares of common stock, upon the redemption of those warrants following certain major transactions and events of default, and upon the occurrence of certain events specified in the warrants.  Our common stock currently is listed on the Nasdaq Global Market under the symbol “ARRY.”  Shares of common stock that may be offered in this offering, when issued and paid for, will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling security holders of any of the securities covered by this prospectus.

RISK FACTORS

Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those discussed here or incorporated herein by reference.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “RISK FACTORS” contained in any supplements to this prospectus and in our most recent annual report on Form 10-K and in our quarterly reports on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety.

Investment in our securities involves risks.  Prior to making a decision about investing in our securities, you should consider carefully the risk factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement.  Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

USE OF PROCEEDS

The selling security holders will receive all of the net proceeds from sales of the common stock sold pursuant to this prospectus.  However, upon exercise of the warrants for cash, the selling stockholders would pay us an exercise price of $7.54 per share of common stock or an aggregate of $45,240,000 if the warrants are exercised for cash in full.  Under certain conditions set forth in the warrants, the warrants are exercisable on a cashless basis. If the warrants are exercised on a cashless basis, we would not receive any cash payment from the selling security holders upon any exercise of the warrants.

SELLING SECURITY HOLDERS

An aggregate of 7,000,000 shares of common stock are being registered in this offering for the account of the selling security holders.  All of the shares of common stock being offered and sold under this prospectus are shares issuable upon the exercise or redemption of, or upon certain events of failure under, warrants held by the selling security holders that were issued in connection with the execution of a Facility Agreement dated April 29, 2008, by and between Array, and Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P., the selling security holders and healthcare investment funds who we collectively refer to as the Deerfield Funds. Under the Facility Agreement, the Deerfield Funds have agreed to advance to us loans that are to be drawn down in two tranches of $40,000,000 each in June 2008 and December 2008.  The warrants were issued to the Deerfield Funds on April 29, 2008 and are exercisable for up to an aggregate of 6,000,000 shares of common stock, for a period of six years from the date of issuance at an exercise price of $7.54 per share.  The exercise price may be paid in cash or, at the election of the holder of the warrant, pursuant to certain cashless exercise provisions.  In addition, the warrants may be redeemed or certain failure payments may be satisfied in shares of common stock that may be issued following certain major transactions, events of default and upon the occurrence of certain events specified in the warrants.  The warrants may not be exercised by the respective holders, and no shares may be issued upon a redemption or in satisfaction of any failure payments, to the extent that the exercise or issuance would cause the holder’s and its affiliates’ beneficial ownership of our common stock, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, to exceed 9.98%.

We also entered into a Registration Rights Agreement with the Deerfield Funds dated April 29, 2008 in connection with the Facility Agreement pursuant to which we agreed to file a registration statement, of which this prospectus is a part, with the Securities and Exchange Commission to register the resale of any common stock issued upon exercise of the warrants and to use our best efforts to keep the registration statement effective until the earlier of (a) such time as all of the shares registered hereunder may be sold without registration or restrictions under the Securities Act, and (b) such time as all such shares registered hereunder have been sold by the selling security holders pursuant to and in accordance with the registration statement of which this prospectus is a part. Additional information on our transaction with the selling security holders is contained in our current report on Form 8-K (file no. 001-16633), which was filed with the SEC on May 5, 2008 and is incorporated by reference herein. This description is qualified in its entirety by the complete provisions of the form of warrant, the Facility Agreement, the Registration Rights Agreement and other documents attached as exhibits to the Form 8-K.

The shares offered by this prospectus may be offered from time to time, in whole or in part, by the selling security holders or their transferees, pledgees or donees or their respective successors.  The following table sets forth the name of the selling security holder, the number of shares of common stock the selling security holder beneficially owns prior to this offering, the number of shares which may be offered for resale pursuant to this prospectus and the number of shares and percentage that would be owned by the selling security holder after the completion of this offering.  The selling security holders may sell some, all or none of their shares.  We do not know how long the selling security holders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling security holders regarding the sale of any of the shares.  For purposes of the table below, we have assumed that the selling security holders exercised the warrants in full pursuant to a cash exercise (without giving effect to any limitations on exercise) and sell all of such shares.  This table is prepared based on information supplied to us by the selling security holders and reflects holdings as of May 20, 2008.

Selling Security	Shares of Common Stock Beneficially Owned Prior to	Shares of Common Stock	Shares of Common Stock(1) Beneficially Owned After the Offering
Holder (2)	the Offering	Being Offered(3)	Shares	Percentage

Deerfield Private Design Fund, L.P.	0	2,298,000	0	*

Deerfield Private Design International, L.P.	0	3,702,000	0	*

*                 Represents less than 1%.

(1)          Calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended.  Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by each other person listed.  As of May 20, 2008, we had 47,539,495 shares of common stock outstanding.

(2)          James E. Flynn has the power to vote or dispose of the shares held by the selling security holders. Mr. Flynn also has voting and dispositive power over 1,600,459 shares of common stock held by Deerfield Partners, L.P., 2,820,699 shares of common stock held by Deerfield International Limited, 98,431 shares of common stock held by Deerfield Special Situations Fund, L.P. and 180,411 shares of common stock held by Deerfield Special Situations Fund International Limited.

(3)          Represents shares of common stock issuable upon exercise of warrants.  A total of 2,681,000 shares and 4,319,000 shares, respectively, are being registered for resale by Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P., which includes shares issuable on exercise of warrants as well as shares issuable upon redemption of those warrants following certain major transactions or events of default, and upon the occurrence of certain events specified in the warrants.

PLAN OF DISTRIBUTION

We are registering the shares of common stock offered in this prospectus on behalf of the selling security holders.  The term selling security holders, which as used herein includes pledgees, donees, transferees or other successors-in-interest selling shares received from the selling security holders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The selling security holders will pay any brokerage commissions and similar selling expenses attributable to the sale of the shares.  We will not receive any of the proceeds from the sale of the shares by the selling security holders.  However, upon a cash exercise of the warrants by the selling security holders, we will receive the exercise price of $7.54 per share of common stock exercised. If the warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the warrants.

These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling security holders gift, pledge or otherwise transfer the shares offered hereby, such transferees may offer and sell the shares from time to time under this prospectus, provided that this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act to include the name of such transferee in the list of selling security holders under this prospectus.

The selling security holders may use any one or more of the following methods when disposing of shares or interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted pursuant to applicable law.

The selling security holders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling security holders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling security holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

To the extent required, the shares of our common stock to be sold, the names of the selling security holders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling security holders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling security holders to keep the registration statement that includes this prospectus effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement that contains this prospectus and (2) the date on which the shares may be sold without registration or restriction under the Securities Act.

The selling security holders and any broker dealers that act in connection with the sale of the shares might be deemed to be “underwriters” as the term is defined in Section 2(11) of the Securities Act. Consequently, any commissions received by these broker dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling security holders may be deemed to be “underwriters” as defined in Section 2(11) of the Securities Act, the selling security holders may be subject to the prospectus delivery requirements of the Securities Act.

The selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that Rule.

LEGAL MATTERS

The validity of the common stock offered in this prospectus will be passed upon for us by Hogan & Hartson L.L.P., Boulder, Colorado.

EXPERTS

KPMG LLP, an independent registered public accounting firm, has audited our financial statements as of June 30, 2007 and 2006 and for each of the years in the three-year period ended June 30, 2007, and management’s assessment of the effectiveness of our internal control over financial reporting as of June 30, 2007, included in our Annual Report on Form 10-K for the year ended June 30, 2007, as set forth in its report contained therein, which are incorporated by reference in this prospectus and elsewhere in the registration statement.  We have incorporated our financial statements and management’s assessment of the effectiveness of our internal control over financial reporting by reference in reliance on the report of KPMG LLP and upon the authority of said firm as experts in accounting and auditing. The audit report on our financial statements refers to a change, effective July 1, 2005, in our method of accounting for stock-based compensation.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements.  Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC.  Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC (under File No. 001-16633) and any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities.  These documents contain important information about us.

1.     Our Annual Report on Form 10-K for the year ended June 30, 2007 filed with the SEC on September 13, 2007;

2.     Our Definitive Proxy Statement on Schedule 14A for our annual meeting of stockholders, filed with the SEC on September 18, 2007;

3.     Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2007, December 31, 2007 and March 31, 2008, filed with the SEC on November 6, 2007, February 5, 2008 and May 5, 2008, respectively;

4.     Our Current Reports on Form 8-K filed with the SEC on August 6, August 6, September 25, September 27, October 5, October 25, November 6, November 20 and December 19, 2007, and February 4, March 3, March 18, March 25, May 5, May 5, May 9 and May 16, 2008 (except to the extent such information was furnished to and not filed with the SEC); and

5.     The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 16, 2000, including any amendment or report filed for the purpose of updating such descriptions.

You can obtain a copy of any or all of these documents, including any exhibits thereto, at no cost, by visiting the Investor Relations section of our web site at  http://www.arraybiopharma.com or by requesting them in writing or by telephone at the following address:

Array BioPharma Inc.
3200 Walnut Street
Boulder, Colorado 80301
(303) 381-6600
Attention: Investor Relations

See also the section entitled “Where You Can Find More Information” below.

Statements contained in this prospectus and the documents incorporated by reference herein referring to the contents of any contract or other document are not necessarily complete.  Where such contract or other document is listed as an exhibit to the Registration Statement on Form S-3, of which this prospectus forms a part, or any document incorporated by reference therein, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made.

Information contained on our website does not constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus.  The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains important information about our company and the securities.  The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.  In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC.  You may read and copy this information and the registration statement at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, any information we file with the SEC, including the registration statement and the documents incorporated by reference into this prospectus, and the exhibits thereto, is also available on the SEC’s website at http://www.sec.gov.  We also maintain a web site at http://www.arraybiopharma.com, which provides additional information about our company and through which you can also access our SEC filings.  The information set forth on our web site is not part of this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide for the indemnification of our directors and officers to the fullest extent authorized by the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provision, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by Array.

SEC Registration	$1,629
Accounting fees and expenses	$15,000	*
Printing fees and expenses	$750	*
Legal fees and expenses	$10,000	*
Miscellaneous expenses	$0

Total	$27,379

* Estimated

ITEM 15.    Indemnification of Directors and Officers.

The Bylaws of the registrant provide for the indemnification of the registrant’s directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the Delaware General Corporation Law (the “DGCL”), except that the registrant will indemnify a director or officer in connection with a proceeding (or part thereof) initiated by the person only if the proceeding (or part thereof) was authorized by the registrant’s Board of Directors.  The indemnification provided under the Bylaws includes the right to be paid by the registrant, the expenses (including attorneys’ fees) for any proceeding for which indemnification may be provided in advance of its final disposition, provided that the payment of those expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding may be made only upon delivery to the registrant of an undertaking by or on behalf of the director or officer to repay all amounts so paid in advance if it is ultimately determined that the director or officer is not entitled to be indemnified.  Under the Bylaws of the registrant, if the registrant does not pay a claim for indemnification within 60 days after it has received a written claim, the director or officer may bring an action to recover the unpaid amount of the claim and, if successful, the director or officer also will be entitled to be paid the expense of prosecuting the action to recover these unpaid amounts.

As permitted by the DGCL, the registrant’s Certificate of Incorporation provides that directors of the registrant shall not be liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.  As a result of this provision, the registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Under the Bylaws, the registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee, partner or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against the person or incurred by the person in that capacity, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not the registrant would have the power to indemnify the person against the claim under the provisions of the DGCL.  The registrant has in force as of date of this offering director and officer liability insurance on behalf of its directors and officers in the amount of $15 million.

ITEM 16.    Exhibits.

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Exhibit No.		Description
3.1		Amended and Restated Certificate of Incorporation (1)
3.2		Amended and Restated Bylaws (1)
4.1		Specimen certificate representing the common stock (1)
4.2	*	Form of Warrant Agreement (2)
4.3		Registration Rights Agreement dated April 29, 2008 between the Registrant and Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (2)
5.1		Opinion of Hogan & Hartson LLP
23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2		Consent of Hogan & Hartson LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included on signature page hereto)

(1)          Filed as an exhibit to the registrant’s registration statement on Form S-1 (file no. 333-45922).

(2)          Filed as an exhibit to the registrant’s Current Report on Form 8-K, filed with the SEC on May 5, 2008.

 *              Confidential Treatment of redacted portions has been applied for by the registrant.

ITEM 17.    Undertakings.

(a)   The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the

Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, the State of Colorado, on May 29, 2008.

ARRAY BIOPHARMA INC.

By:	/s/ Robert E. Conway
Robert E. Conway
Chief Executive Officer

POWER OF ATTORNEY

Know by all these presents, that each person whose signature appears below constitutes and appoints Robert E. Conway and R. Michael Carruthers, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE:	TITLE:	DATE:

/s/ Robert E. Conway	Chief Executive Officer (Principal	May 29, 2008
Robert E. Conway	Executive Officer), Director

/s/ R. Michael Carruthers	Chief Financial Officer (Principal	May 29, 2008
R. Michael Carruthers	Accounting and Financial Officer)

/s/ Kyle Lefkoff	Chairman of the Board of Directors	May 29, 2008
Kyle Lefkoff

/s/ Francis J. Bullock	Director	May 29, 2008
Francis J. Bullock, Ph.D.

/s/ Marvin H. Caruthers	Director	May 29, 2008
Marvin H. Caruthers, Ph.D.

/s/ Kevin Koch	Director	May 29, 2008
Kevin Koch, Ph.D.

/s/ David L. Snitman	Director	May 29, 2008
David L. Snitman, Ph.D.

/s/ Gil J. Van Lunsen	Director	May 29, 2008
Gil J. Van Lunsen

/s/ Douglas E. Williams	Director	May 29, 2008
Douglas E. Williams, Ph.D.

/s/ John L. Zabriskie	Director	May 29, 2008
John L. Zabriskie, Ph.D.

INDEX TO EXHIBITS

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit No.		Description
3.1		Amended and Restated Certificate of Incorporation (1)
3.2		Amended and Restated Bylaws (1)
4.1		Specimen certificate representing the common stock (1)
4.2	*	Form of Warrant Agreement (2)
4.3		Registration Rights Agreement dated April 29, 2008 between the Registrant and Deerfield Private Design Fund, L.P. and Deerfield Private Design International, L.P. (2)
5.1		Opinion of Hogan & Hartson LLP
23.1		Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2		Consent of Hogan & Hartson LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included on signature page hereto)

(1)          Filed as an exhibit to the registrant’s registration statement on Form S-1 (file no. 333-45922).

(2)          Filed as an exhibit to the registrant’s Current Report on Form 8-K, filed with the SEC on May 5, 2008.

 *              Confidential Treatment of redacted portions has been applied for by the registrant.